UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 30, 2012

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000	77007
Houston, Texas	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2012, Kirby Corporation (“Kirby”) entered into an Asset Purchase Agreement with Allied Marine Industries, Inc., Allied Transportation Company (“ATC”), Transerve Marine, Inc. (“TMI”), Osprey Associates (“OA” and, together with ATC and TMI, referred to as “Allied”), Gregory H. Law, Kelly Law, W. Bruce Law, Michael E. Law and Kirk J. Woodruff, pursuant to which Kirby has agreed to purchase the assets of Allied for a purchase price of $116 million in cash (subject to post-closing adjustments), $10 million of which is contingent primarily on developments with the sugar provisions in the Farm Bill currently pending before the United States Congress.

Allied is an operator of offshore barges and tugboats in the transportation of petrochemicals and dry sugar products along the Northeast, Atlantic and Gulf Coasts of the United States.  The assets to be acquired by Kirby include 10 coastwise tank barges with a total liquid capacity of 680,000 barrels, 3 offshore dry bulk barges with a total capacity of 48,000 deadweight tons and 7 tugboats, as well as customer contracts related to those vessels.

The Asset Purchase Agreement contains customary representations, warranties and covenants and the sellers and Kirby have agreed to indemnify each other, subject to certain limitations, for breaches of the Agreement.  The closing of the transaction is subject to customary conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The acquisition will be financed through Kirby’s revolving credit facility.  On August 30, 2012, Kirby entered into agreements with certain of the commercial banks participating in Kirby’s existing revolving credit facility to increase the borrowing limit under the facility from $250 million to $325 million.  All other terms of the existing facility are unchanged.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of Kirby’s revolving credit facility under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 4, 2012, Kirby issued a press release announcing the Asset Purchase Agreement with Allied.  A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of Kirby Corporation dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

	By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President and Chief Financial Officer

Dated: September 6, 2012